SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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    14a-6(e)(2))


                              EVERGREEN SOLAR, INC.
                (Name of Registrant as Specified in Its Charter)


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The following press release was issued by Evergreen Solar, Inc. on June 22,
2004:

PRESS RELEASE

Contacts:                                    Investors / Media:
Richard G. Chleboski                         Stephanie Carrington / Denise Roche
Chief Financial Officer                      The Ruth Group
Evergreen Solar, Inc.                        646-536-7017 / 7008
508-357-2221 x708                            scarrington@theruthgroup.com
investors@evergreensolar.com                 droche@theruthgroup.com



        EVERGREEN SOLAR COMPLETES $20.0 MILLION PRIVATE EQUITY FINANCING


Marlboro, Massachusetts, June 22, 2004 - Evergreen Solar, Inc. (Nasdaq: ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) products for the worldwide market, announced today the completion of its previously announced private placement financing of $20.0 million of Common Stock and warrants to purchase Common Stock. In connection with the closing of the private placement, all outstanding shares of Series A Convertible Preferred Stock have converted into shares of Common Stock.

"I am pleased to complete this financing with the continued support from our shareholders. We intend to use the net proceeds of approximately $18.5 million to increase our manufacturing capacity to 15 MW, to accelerate our technology development, to add capabilities for future growth and to simplify our capital structure. In addition, we have begun to explore opportunities that include expanding our commercial production to 40 to 50 MW and evaluating potential strategic partners," remarked Richard M. Feldt, President and Chief Executive Officer.

A total of 7,662,835 shares of Common Stock were issued at a price of $2.61 per share to a syndicate of investors. Investors also received warrants exercisable for a period of five years to purchase 2,298,851 additional shares of Common Stock at an exercise price of $3.335 per share.

After completing the Common Stock financing and the Preferred Stock conversion, Evergreen has approximately 48 million shares of Common Stock outstanding, and no shares of Preferred Stock outstanding. Additionally, approximately 10 million shares of Common Stock are reserved for issuance upon the exercise of outstanding stock options and warrants.

The exerciseability of the warrants is subject to shareholder approval. Evergreen Solar intends to file a preliminary proxy statement with the SEC as soon as practicable and to schedule the vote on the issuance of the warrants to coincide with its annual meeting.

The shares of Common Stock sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company expects to file a resale registration statement covering the shares of Common Stock issued in the private placement within thirty (30) days after the closing of the financing.

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This news release is not an offer to sell or the solicitation of an offer to buy the shares of Common Stock or any other securities of the Company.


ABOUT EVERGREEN SOLAR, INC.

Evergreen Solar, Inc. (www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's patented solar power technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign power.

Evergreen Solar(R) is a registered trademark and String Ribbon(TM) is a trademark of Evergreen Solar, Inc.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company cautions you that any statements contained in this press release which are not strictly historical statements constitute forward-looking statements. Such statements include, but are not limited to, statements reflecting management's expectations regarding the timing, cost and success of the private placement financing; the timing, cost, and success of the Company's current and future manufacturing scale-up and production; future financial performance; the Company's technology and product development, cost, and performance; the Company's current and future strategic relationships and future market opportunities; and the Company's other business and technology strategies and objectives. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the Company's business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company's products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the Company sells via a small number of reseller partners, and the Company's relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company's business, the partner's business, competitive factors, solar power market conditions, or financial market conditions; and the market for products such as the Company's solar power products is heavily influenced by federal, state, local, and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control. In addition to the foregoing factors, the other economic, competitive, governmental, technological, and other risk factors identified in the Company's filings with the Securities and Exchange Commission - including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 23, 2004, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 12, 2004 (copies of which may be obtained at the SEC's web site at: http://www.sec.gov) - could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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ADDITIONAL INFORMATION

In connection with certain aspects of the private placement, Evergreen plans to file a proxy statement and other relevant documents with the Securities and Exchange Commission ("SEC") relating to a solicitation of proxies from its stockholders in connection with the annual meeting of stockholders. STOCKHOLDERS OF EVERGREEN ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be available free of charge at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting Investor Relations, Evergreen Solar, Inc., 259 Cedar Hill Street, Marlboro, MA 01752 (Telephone: (508) 357-2221). Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Evergreen, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Evergreen with the SEC.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, statements contained in this release may constitute "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the private placement may not be consummated in a timely manner, if at all, and other risks concerning Evergreen and its operations that are detailed in Evergreen's periodic filings with the SEC, copies of which may be accessed through the SEC's web site at www.sec.gov.